EXHIBIT 10.5

FIRST AMENDMENT TO

REVOLVING LOAN AGREEMENT

This First Amendment to Revolving Loan Agreement, is made and entered into as of this 5th day of April, 2004, between RANCON REALTY FUND IV, a California limited partnership (“Borrower”), and MID-PENINSULA BANK, a part of Greater Bay Bank, N.A., formerly known as MID-PENINSULA BANK, a California banking corporation (“Lender”).

Recitals

A. On April 25, 2001, Lender made to Borrower and Borrower accepted from Lender a revolving line of credit loan in the original principal amount of Seven Million Two Hundred Thousand and No/100ths Dollars ($7,200,000.00) (the “Loan”). The Loan is evidenced by that certain promissory note secured by deed of trust dated April 25, 2001, between Borrower and Lender (the “Note”), and is secured by a deed of trust, security agreement and fixture filing (with assignment of rents and leases) recorded on April 30, 2001, as Instrument No. 162935 of the Official Records of San Bernardino County, California (the “Deed of Trust”) encumbering certain real property located in San Bernardino County, California (the “Property”). The disbursement of the Loan proceeds is governed by the terms of a revolving loan agreement between Borrower and Lender dated April 25, 2001 (the “Loan Agreement”).

B. Concurrently herewith, Borrower and Lender are entering into a first amendment to promissory note secured by deed of trust and a first amendment to deed of trust, security agreement and fixture filing (with assignment of rents and leases) whereby the maximum principal amount of the Loan shall be increased by Four Million Two Hundred Thousand and No/100ths Dollars ($4,200,000.00) (the “Additional Advance”) for a new maximum principal amount of Eleven Million Four Hundred Thousand and No/100ths Dollars ($11,400,000.00).

C. Borrower and Lender now desire to enter into this First Amendment to Loan Agreement to provide for the use and disbursement of the Additional Advance.

NOW, THEREFORE, the parties agree as follows:

Agreement

1. The foregoing recitals are true and correct and are incorporated herein by reference.

2. The proceeds of the Additional Advance shall be available for disbursement pursuant to the terms of the Loan Agreement, as amended by this First Amendment to Loan Agreement in the manner. and for the purposes set forth in Section 2.of the Loan Agreement.

3. Borrower shall cause to be issued to Lender, at Borrowers expense, CLTA Endorsement Nos. 108.8 and 110.5 to Lender’s policy of title insurance no. SM-444685, dated January 29, 1999, issued by First American Title Insurance Company in connection with the Loan, subject to current taxes and assessments not yet due or payable and those exceptions set forth in said policy. Borrower also shall pay all legal expenses of Lender and closing costs incurred in connection with this Loan modification.

4. Section 2.3 is hereby deleted in its entirely and substituted therefore is the following:

“2.3 Borrowing Base. The Deed of Trust shall encumber in a first lien position the following parcels of property having the noted appraised values as of the date hereof (“Appraised Value”) (said parcels, less any parcels released from the Trust Deed from time to time, are collectively called the Collateral Pool):

LOCATION	APPRAISED VALUE
1. 674 East Brier Drive, San Bernardino, California (“IRC Property”)	$9,900,000.00

2. 390 East Hospitality Way San Bernardino, California (“TGI Property”)	$3,400,000.00

3. 555 East Hospitality Way San Bernardino, California (“CC Property”)	$7,470,000.00

TOTAL:	$20,770,000.00

2.3.1 The maximum outstanding principal balance of the Loan shall not exceed at any time the lesser of 54.8868 % of the appraised value of the Collateral Pool (“Borrowing Base”) or Eleven Million Four Hundred Thousand and No/100ths Dollars ($11,400,000.00). Accordingly, the Borrowing Base as of the date hereof is Eleven Million Four Hundred Thousand and No/100ths Dollars ($11,400,000.00.00) (rounded to nearest $1,000.00).

2.3.2 Provided Borrower is not in default under the Loan, Borrower may remove parcels from the Collateral Pool and thereby revise the Borrowing Base downward, as follows:

(a) Release. Provided Borrower is not in default hereunder, Borrower shall be entitled to request that Lender release the lien of the Deed of Trust from one or more parcels of the Collateral Pool. If the outstanding balance of the Loan at the time of the partial release exceeds the portion of the Borrowing Base allocable to the parcels that are to remain in the Collateral Pool (as such allocations are set forth in the last sentence of this paragraph), then a cash release price shall be payable in an amount which will reduce the outstanding balance of the Loan to the new, reduced Borrowing Base amount. If the outstanding balance of the Loan at the time of the partial release does not exceed the portion of the Borrowing Base allocable to the parcels that are to remain in the Collateral Pool, then no cash release price shall be payable. For the purposes hereof, the allocable portion of the Borrowing Base for each parcel in the Collateral Pool as of the date hereof shall be $4,109,000.00 for the CC Property, $1,870,000.00 for the TGI Property and $5,445,000.00 for the IRC Property. At the time of the release of the IRC Property, the real property described as Parcel IV in the Deed of Trust shall be released for no consideration.

(b) Example 1: At the time of the release, the outstanding principal balance of the Loan is $10,000,000.00 and the property to be released is the CC Property. The Borrowing Base is reduced to 54.8868 % of the Appraised Value of the remaining Collateral (TG1 Property and the IRC Property) ($13,300,000.00), being the amount of $7,299,944.00, resulting in a required cash release price payment of $2,700,056.00 to be applied to the principal balance of the Loan.

(c ) Example 2: Same facts as in Example 1, except that the outstanding principal balance of the Loan at the time of the release is $4,000,000.00. No cash release price is due since the Loan balance is less than the new Borrowing Base of $7,299,944.00.

5. In addition to all terms and conditions set forth herein, all terms and provisions of the Loan Agreement, as amended hereby, shall be deemed to apply to the Additional Advance. Except as set forth herein, the Loan Agreement remains unmodified and in full force and effect.

6. The Loan Agreement and this First Amendment to Loan Agreement together shall be construed as one document.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Loan Agreement as of the day and year first written above.

BORROWER:		LENDER:

RANCON REALTY FUND IV, a California limited partnership		MID-PENINSULA BANK, part of Greater Bay Bank, N.A., formerly known as MIDPENINSULA BANK, a California banking corporation

By:	Rancon Financial Corporation,	By:	/s/ Judy Paris
	a California corporation, a		Judy Paris
	general partner		Its Senior Vice President

	By:	/s/ Daniel Lee Stephenson
Daniel Lee Stephenson
Its President

By:	/s/ Daniel Lee Stephenson
Daniel Lee Stephenson, a general partner

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